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                         EXHIBIT 21.1
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                SUBSIDIARIES OF THE REGISTRANT
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The Company has the following subsidiaries, each of which is wholly owned by the
Company or by a wholly-owned subsidiary of the Company. Indented names are subsidiaries of the company under which they are indented.


   Clear Shield National, Inc. (California)
       Carnival Brands, Inc. (Illinois)
   Envirosonics, Inc. (California)
   Sandusky Plastics, Inc. (Delaware)
       Envirodyne Subsidiary, Inc. (Delaware)
   Sandusky Plastics of Delaware, Inc. (Delaware)
   Viskase Corporation (Pennsylvania)
       Viskase Holding Corporation (Delaware)
           Viskase Argentina S.A. (Argentina)
           Viskase Australia Limited (Delaware)
           Viskase (Chile) Embalagens Ltda. (Chile)
           Viskase (China) Limited (China)
           Viskase Brasil Embalagens Ltda. (Brazil)
           Viskase de Mexico, S.A. de C.V. (Mexico)
           Viskase Europe Limited (United Kingdom)
               Viskase S.A. (France)
                  Viskase Canada Inc. (Ontario)
                  Viskase GMBH (Germany)
                  Viskase Holdings Limited (United Kingdom)
                       Filmco International Limited (United Kingdom) Viskase Limited (United Kingdom)
                           Viskase Ireland
                           Viskase (U.K.) Limited (United Kingdom)
                                 Envirodyne S.A.R.L. (France)
                  Viskase S.p.A. (Italy)
                  Viskase ZAO (Russia)
       Viskase de Nuevo Laredo, S.A. de C.V. (Mexico)
       Viskase Sales Corporation (Delaware)
           Viskase Puerto Rico Corporation (Delaware)
   WSC Corp. (Delaware)